SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2004

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	0-19797	74-1989366
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 N. Lamar Blvd., Suite 300

Austin, Texas 78703

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 477-4455

Item 7. Financial Statements and Exhibits.

(c)	Exhibits. The following are filed as Exhibits to this Report.

99.1	Notice to Executive Officers and Directors

Item 11 Temporary Suspension of Trading under Registrant’s Employee Benefit Plans.

On August 23, 2004, the registrant will send a notice to its executive officers and directors informing them that a blackout period will be in effect from September 27, 2004 to the week of October 24, 2004 prohibiting them from directly or indirectly purchasing, selling or otherwise acquiring or transferring any equity securities of the registrant. This notice complies with the requirements of Section 306(a) of the Sarbanes-Oxley Act of 2002. A copy of this notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 23, 2004, the registrant expects to receive the notice required by Section 101(i)(2)(E) of the Employment Retirement Security Act of 1974.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: August 19, 2004	By:	/s/ Glenda Flanagan
Glenda Flanagan
Executive Vice President and
Chief Financial Officer

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